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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      October 29, 2001
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                                   ABC Bancorp
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             (Exact name of registrant as specified in its charter)



    Georgia                            0-16181                    58-1456434
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   (State or other              (Commission File Number)        (IRS Employer
   jurisdiction of                                              Identification
    incorporation)                                                 Number)


   24 2nd Avenue, S.E., Moultrie, Georgia                          31768
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:           (912) 890-1111
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         (Former name or former address, if changed since last report)


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Item 5.  Other Events.
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          On October 30, 2001, ABC Bancorp ("ABC") announced that its wholly owned subsidiary, Merchants & Farmers Bank (the "Purchaser"), a Georgia-chartered bank, had entered into a definitive Purchase and Assumption Agreement dated as of October 29, 2001 (the "P&A Agreement") with Security Bank and Trust Company of Albany, a banking corporation chartered under the laws of the State of Georgia ("SB&T"), pursuant to which the Purchaser will purchase certain assets and assume certain liabilities (the "Acquisition") of SB&T's branch office located at 104 East Crawford Street, Colquitt, Miller County, Georgia (the "Target Branch"). The operations of the Target Branch will be continued at its current location under the name of Purchaser following the closing of the Acquisition.

          In accordance with the terms of the P&A Agreement, Purchaser will acquire all of SB&T's right, title and interest in and to the real property and certain of the fixed assets, cash, safe deposit agreements, equipment leases, operation and maintenance contracts, records, loans and claims that are used in or associated with the conduct of SB&T's business at the location of the Target Branch. In consideration therefor, Purchaser will assume certain of SB&T's liabilities arising in connection with such business activities, including those related to certain deposits, safe deposit agreements, equipment leases and operation and maintenance contracts, and pay to SB&T a purchase price equal to the sum of a deposit premium in the amount of 8.6% of the deposits located at the Target Branch as of the closing of the Acquisition, an agreed-upon value of the fixed assets to be acquired, the fair market value of the real property to be acquired, the outstanding balance of certain loans and the total of SB&T's cash on hand at the Target Branch as of the closing date of the Acquisition. The aggregate purchase price is estimated to be approximately $3,150,000 and will be financed out of working capital. In consideration for Purchaser's assumption of certain of the liabilities of SB&T, SB&T will pay to Purchaser an amount equal to the principal amount of certain deposits of the Target Branch less the amount of the aggregate purchase price.

         The foregoing descriptions of the Acquisition and the P&A Agreement are qualified in their entirety by reference to the P&A Agreement, a copy of which is filed as Exhibit 2.1 to this Report and incorporated herein by reference. In addition, the Press Release issued by ABC announcing the execution of the P&A Agreement is filed as an exhibit herewith and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c)      Exhibits.  The following exhibits are filed herewith by direct
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transmission via "EDGAR."


         2.1 Purchase and Assumption Agreement between Security Bank and Trust Company of Albany and Merchants & Farmers Bank dated October 29, 2001, together with all exhibits attached thereto.

         99.1 Press Release issued by ABC on October 29, 2001 announcing the execution of the P&A Agreement.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ABC BANCORP



                                             By: /s/ Mark D. Thomas
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                                                     Mark D. Thomas,
                                                     President and Chief
                                                     Operating Officer

Dated:  October 31, 2001

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                                  EXHIBIT INDEX
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         2.1      Purchase and Assumption Agreement between Security Bank and
                  Trust Company of Albany and Merchants & Farmers Bank dated October 29, 2001, with all exhibits attached thereto.

         99.1 Press Release issued by ABC Bancorp on October 29, 2001 announcing the execution of the P&A Agreement.